PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 87 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                   Dated October 24, 2005
                                                                  Rule 424(b)(3)
                                  $21,500,000
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                            Senior Fixed Rate Notes
                                --------------
                         9% SPARQS due November 1, 2006
                          Mandatorily Exchangeable for
              Shares of Common Stock of VALERO ENERGY CORPORATION
     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 9% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Valero Energy Corporation common stock, subject to our right to call the SPARQS for cash at any time beginning May 1, 2006.

o The principal amount and issue price of each SPARQS is $19.55, which is equal to one-fifth of the closing price of one share of Valero Energy common stock on October 24, 2005, the day we priced the SPARQS for initial sale to the public.

o We will pay 9% interest per year (equivalent to $1.7595 per year) on the $19.55 principal amount of each SPARQS. Interest will be paid quarterly, beginning February 1, 2006.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one-fifth of one share of Valero Energy common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Valero Energy Corporation. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Valero Energy common stock.

o Beginning May 1, 2006, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Valero Energy common stock. You will not have the right to exchange your SPARQS for Valero Energy common stock prior to maturity.

o Valero Energy Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o The SPARQS have been approved for listing on the American Stock Exchange LLC, which we refer to as the AMEX, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is "VLR." It is not possible to predict whether any secondary market for the SPARQS will develop.

o    The CUSIP number for the SPARQS is 61747Y840.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------
                            PRICE $19.55 PER SPARQS
                            -----------------------

                                    Price to        Agent's         Proceeds to
                                   Public(1)     Commissions(2)     Company(1)
                                --------------   --------------   --------------
Per SPARQS.....................      $19.55         $.3177           $19.2323
Total.......................... $21,499,995.20    $349,388.67     $21,150,606.53

---------
(1)  Plus accrued interest, if any, from the original issue date.
(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Valero Energy Corporation, which we refer to as Valero Energy Stock, subject to our right to call the SPARQS for cash at any time on or after May 1, 2006.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" is our service mark and "SPARQS" is our registered service mark.

Each SPARQS costs        We, Morgan Stanley, are offering 9% Stock
$19.55                   Participation Accreting Redemption Quarterly-pay
                         Securities(SM) due November 1, 2006, Mandatorily
                         Exchangeable for Shares of Common Stock of Valero
                         Energy Corporation, which we refer to as the SPARQS.
                         The principal amount and issue price of each SPARQS is $19.55, which is equal to one-fifth of the closing price of one share of Valero Energy Stock on October
                         24, 2005, the day we priced the SPARQS for initial sale to the public.

                         The original issue price of the SPARQS includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return     Unlike ordinary debt securities, the SPARQS do not
of principal             guarantee any return of principal at maturity. Instead
                         the SPARQS will pay an amount of Valero Energy Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Valero Energy Stock. If at maturity
                         (including upon an acceleration of the SPARQS) the closing price of Valero Energy Stock has declined from the closing price on October 24, 2005, the day we priced the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

9% interest on the       We will pay interest on the SPARQS at the rate of 9%
principal amount         of the principal amount per year on February 1, 2006,
                         May 1, 2006, August 1, 2006 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we will pay on the SPARQS is more than the current dividend rate on Valero
                         Energy Stock.

Payout at maturity       If we have not called the SPARQS and the maturity of
                         the SPARQS has not been accelerated, we will deliver to you at the scheduled maturity date a number of shares of Valero Energy Stock equal to the exchange ratio for each $19.55 principal amount of SPARQS you hold. The initial exchange ratio is one-fifth of one share of Valero

                         Energy Stock per SPARQS, subject to adjustment for certain corporate events relating to Valero Energy Stock. You do not have the right to exchange your SPARQS for Valero Energy Stock prior to maturity.

                         You can review the historical prices of Valero Energy Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                         If October 20, 2006, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the       The return investors realize on the SPARQS may be
SPARQS may be            limited by our call right. We have the right to call
limited by our call      all of the SPARQS at any time beginning May 1, 2006,
right                    including at maturity, for the cash call price, which
                         will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 22% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                         You should not expect to obtain a total yield (including interest payments) of more than 22% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Valero Energy Stock or an amount based upon the closing price of Valero Energy Stock.

                         The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 22% per annum, equals the issue price of the SPARQS.

                         If we call the SPARQS, we will do the following:

                         o send a notice announcing that we have decided to call the SPARQS;

                         o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                         o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                         If we were to call the SPARQS on May 1, 2006, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $21.5829 per SPARQS. If we were to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $23.7243 per SPARQS.

The yield to call        The yield to call on the SPARQS is 22% per annum,
on the SPARQS is 22%     which means that the annualized rate of return that
                         you will receive on the issue price of the SPARQS if we call the SPARQS will be 22%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 22% per annum.

The maturity date        The maturity date of the SPARQS will be accelerated
of the SPARQS may        upon the occurrence of either of the following events:
be accelerated
                              o a price event acceleration, which will occur if the closing price of Valero Energy Stock on any two consecutive trading days is less than $2.00 (subject to adjustment for certain corporate events related to Valero Energy Stock); and

                              o an event of default acceleration, which will occur if there is an event of default with respect to the SPARQS.

                         The amount payable to you will differ depending on the reason for the acceleration.

                              o If there is a price event acceleration, we will owe you (i) a number of shares of Valero Energy Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                              o If there is an event of default acceleration and if we have not already called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of
                                   (x) the closing price of Valero Energy
                                   Stock, as of the date of such acceleration and (y) the then current exchange ratio and
                                   (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                                   o    If we have already called the SPARQS in
                                        accordance with our call right, we will
                                        owe you (i) the call price and (ii)
                                        accrued but unpaid interest to the date
                                        of acceleration.

                         The amount payable to you if the maturity of the SPARQS is accelerated may be substantially less than the $19.55 principal amount of the SPARQS.

The SPARQS may become    Following certain corporate events relating to Valero
exchangeable into        Energy Stock, such as a stock-for-stock merger where
the common stock of      Valero Energy Corporation, which we refer to as Valero
companies other than     Energy, is not the surviving entity, you will receive
Valero Energy            at maturity the common stock of a successor
Corporation              corporation to Valero Energy. Following certain other
                         corporate events relating to Valero Energy Stock, such as a merger event where holders of Valero Energy Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Valero
                         Energy Stock, you will receive at maturity the common stock of three companies in the same industry group as Valero Energy in lieu of, or in addition to, Valero
                         Energy Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution
                         Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the     We have appointed our affiliate, Morgan Stanley & Co.
calculation agent        Incorporated, which we refer to as MS & Co., to act as
                         calculation agent for JPMorgan Chase Bank, N.A.
                         (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                         will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting Valero Energy Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to Valero
                         Energy Stock that we describe in the section of this pricing supplement called "Description of
                         SPARQS--Antidilution Adjustments."

No affiliation with      Valero Energy is not an affiliate of ours and is not
Valero Energy            involved with this offering in any way. The
                         obligations represented by the SPARQS are obligations of Morgan Stanley and not of Valero Energy.

Where you can find       The SPARQS are senior notes issued as part of our
more information on      Series F medium-term note program. You can find a
the SPARQS               general description of our Series F medium-term note
                         program in the accompanying prospectus supplement dated November 10, 2004. We describe the basic features of this type of note in the sections called
                         "Description of Notes--Fixed Rate Notes" and
                         "--Exchangeable Notes."

                         For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us          Please contact your local Morgan Stanley branch office
                         or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                         761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Valero Energy Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not           The SPARQS combine features of equity and debt. The
ordinary senior          terms of the SPARQS differ from those of ordinary debt
notes -- no              securities in that we will not pay you a fixed amount
guaranteed return        at maturity. Our payout to you at the scheduled
of principal             maturity date will be a number of shares of Valero
                         Energy Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Valero Energy Stock at maturity
                         (including upon an acceleration of the SPARQS) is less than the closing price on October 24, 2005, the day we priced the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Valero Energy Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation        The appreciation potential of the SPARQS is limited by
potential is limited     our call right. The $19.55 issue price of one SPARQS
by our call right        is equal to one-fifth of the closing price of one
                         share of Valero Energy Stock on October 24, 2005, the day we priced the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not Valero Energy Stock or an amount based upon the closing price of Valero Energy Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 22% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after May 1, 2006, including on the maturity date. You should not expect to obtain a total yield (including interest payments) of more than 22% per annum on the issue price of the SPARQS to the call date.

Secondary trading        There may be little or no secondary market for the
may be limited           SPARQS. Although the SPARQS have been approved for
                         listing on the American Stock Exchange LLC, it is not possible to predict whether the SPARQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS &
                         Co. currently intends to act as a market maker for the SPARQS but is not required to do so. If at any time MS
                         & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed. If at any time the SPARQS were not listed on any securities exchange and MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the SPARQS.

Market price of the      Several factors, many of which are beyond our control,
SPARQS will be           will influence the value of the SPARQS in the
influenced by many       secondary market and the price at which MS & Co. may
unpredictable factors    be willing to purchase or sell the SPARQS in the
                         secondary market. We expect that generally the trading price of Valero Energy Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning May 1, 2006 for a call price that is not linked to the closing price of Valero Energy Stock, the SPARQS may trade differently from Valero Energy Stock. Other factors that may influence the value of the SPARQS include:

                         o the volatility (frequency and magnitude of changes in price) of Valero Energy Stock

                         o geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock markets generally and that may affect Valero Energy and the trading price of Valero Energy Stock

                         o    interest and yield rates in the market

                         o the time remaining until we can call the SPARQS and until the SPARQS mature

                         o    the dividend rate on Valero Energy Stock

                         o    our creditworthiness

                         o the occurrence of certain events affecting Valero Energy that may or may not require an adjustment to the exchange ratio

                         Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of Valero Energy Stock is at, below, or not sufficiently above the initial closing price.

                         You cannot predict the future performance of Valero Energy Stock based on its historical performance. The price of Valero Energy Stock may decrease so that you will receive at maturity an amount of Valero Energy Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Valero Energy Stock will increase so that you will receive at maturity an amount of Valero Energy Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Valero Energy Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 22% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Valero Energy Stock.

The inclusion of         Assuming no change in market conditions or any other
commissions and          relevant factors, the price, if any, at which MS & Co.
projected profit         is willing to purchase SPARQS in secondary market
from hedging in          transactions will likely be lower than the original
the original issue       issue price, since the original issue price included,
price is likely to       and secondary market prices are likely to exclude,
adversely affect         commissions paid with respect to the SPARQS, as well
secondary market         as the projected profit included in the cost of
prices                   hedging our obligations under the SPARQS. In addition,
                         any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS are        The maturity of the SPARQS will be accelerated if
accelerated, you may     there is a price event acceleration or an event of
receive an amount        default acceleration. The amount payable to you if the
worth substantially      maturity of the SPARQS is accelerated will differ
less than the            depending on the reason for the acceleration and may
principal amount         be substantially less than the principal amount of the
of the SPARQS            SPARQS. See "Description of SPARQS--Price Event
                         Acceleration" and "Description of SPARQS--Alternate
                         Exchange Calculation in Case of an Event of Default."

Morgan Stanley is        Valero Energy is not an affiliate of ours and is not
not affiliated with      involved with this offering in any way. Consequently,
Valero Energy            we have no ability to control the actions of Valero
                         Energy, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Valero Energy has no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Valero Energy.

Morgan Stanley may       We or our affiliates may presently or from time to
engage in business       time engage in business with Valero Energy without
with or involving        regard to your interests, including extending loans
Valero Energy without    to, or making equity investments in, Valero Energy or
regard to your           providing advisory services to Valero Energy, such as
interests                merger and acquisition advisory services. In the
                         course of our business, we or our affiliates may acquire non-public information about Valero Energy.
                         Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Valero Energy. These research reports may or may not recommend that investors buy or hold Valero
                         Energy Stock.

You have no              Investing in the SPARQS is not equivalent to investing
shareholder rights       in Valero Energy Stock. As an investor in the SPARQS,
                         you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Valero Energy Stock. In addition, you do not have the right to exchange your SPARQS for Valero Energy Stock prior to maturity.

The SPARQS may become    Following certain corporate events relating to Valero
exchangeable into the    Energy Stock, such as a merger event where holders of
common stock of          Valero Energy Stock would receive all or a substantial
companies other than     portion of their consideration in cash or a
Valero Energy            significant cash dividend or distribution of property
                         with respect to Valero Energy Stock, you will receive at maturity the common stock of three companies in the same industry group as Valero Energy in lieu of, or in addition to, Valero Energy Stock. Following certain other corporate events, such as a stock-for-stock merger where Valero Energy is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Valero Energy. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of
                         SPARQS--Antidilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution         MS & Co., as calculation agent, will adjust the amount
adjustments the          payable at maturity for certain corporate events
calculation agent        affecting Valero Energy Stock, such as stock splits
is required to make      and stock dividends, and certain other corporate
do not cover every       actions involving Valero Energy, such as mergers.
corporate event          However, the calculation agent will not make an
that could affect        adjustment for every corporate event that could affect
Valero Energy Stock      Valero Energy Stock. For example, the calculation
                         agent is not required to make any adjustments if Valero Energy or anyone else makes a partial tender or partial exchange offer for Valero Energy Stock. If an event occurs that does not require the calculation agent to adjust the amount of Valero Energy Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests   The economic interests of the calculation agent and
of the calculation       other of our affiliates are potentially adverse to
agent and other of       your interests as an investor in the SPARQS.
our affiliates are
potentially adverse      As calculation agent, MS & Co. will calculate the cash
to your interests        amount you will receive if we call the SPARQS and the
                         amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution
                         Adjustments" and "--Price Event Acceleration."

                         The original issue price of the SPARQS includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading      MS & Co. and other affiliates of ours have carried out,
activity by the          and will continue to carry out, hedging activities
calculation agent and    related to the SPARQS, including trading in Valero
its affiliates could     Energy Stock as well as in other instruments related to
potentially affect       Valero Energy Stock. MS & Co. and some of our other
the value                subsidiaries also trade Valero Energy Stock and other
of the SPARQS            financial instruments related to Valero Energy Stock on
                         a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of Valero
                         Energy Stock and, accordingly, have increased the issue price of the SPARQS and, therefore, the price at which Valero Energy Stock must close before you would receive at maturity an amount of Valero Energy Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Valero Energy Stock at maturity and, accordingly, if we have not called the SPARQS, the value of Valero Energy Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the              You should also consider the U.S. federal income tax
characterization         consequences of investing in the SPARQS. There is no
of the SPARQS for        direct legal authority as to the proper tax treatment
U.S. federal             of the SPARQS, and consequently our special tax counsel
income tax purposes      is unable to render an opinion as to their proper
is uncertain, the        characterization for U.S. federal income tax purposes.
material U.S.            Significant aspects of the tax treatment of the SPARQS
federal income tax       are uncertain. Pursuant to the terms of the SPARQS and
consequences of an       subject to the discussion under "Description of
investment in the        SPARQS--United States Federal Income Taxation--Non-U.S.
SPARQS are uncertain     Holders," you have agreed with us to treat a SPARQS as
                         a unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United States
                         Federal Income Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Valero Energy Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the
                         "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Valero Energy Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                         Please read carefully the section of this pricing supplement called "Description of SPARQS--United States
                         Federal Income Taxation."

                         If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                         You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             DESCRIPTION OF SPARQS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $19.55 principal amount of our 9% SPARQS due November 1, 2006, Mandatorily Exchangeable for Shares of Common Stock of Valero Energy Corporation In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount........    $21,499,995.20

Maturity Date.....................    November 1, 2006, subject to acceleration
                                      as described below in "--Price Event
                                      Acceleration" and "--Alternate Exchange
                                      Calculation in Case of an Event of
                                      Default" and subject to extension if the Final Call Notice Date is postponed in accordance with the following paragraph.

                                      If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate.....................    9% per annum (equivalent to $1.7595
                                      per annum per SPARQS)

Interest Payment Dates............    February 1, 2006, May 1, 2006,
                                      August 1, 2006 and the  Maturity
                                      Date.

                                      If the scheduled Maturity Date is
                                      postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on November 1, 2006, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date.......................    The Record Date for each Interest Payment
                                      Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business
                                      Day; provided, however, that in the event that we call the SPARQS, no Interest
                                      Payment Date will occur after the Morgan
                                      Stanley Notice Date, except for any
                                      Interest Payment Date for which the Morgan
                                      Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call
                                      Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency................    U.S. dollars

Issue Price.......................    $19.55 per SPARQS

Original Issue Date
  (Settlement Date)...............    October 31, 2005

CUSIP Number......................    61747Y840

Denominations.....................    $19.55 and integral multiples thereof

Morgan Stanley Call Right.........    On any scheduled Trading Day on or after
                                      May 1, 2006 or on the Maturity Date
                                      (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee. We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
                                      Certificated Note" below, and see "The
                                      Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date........    The scheduled Trading Day on which we
                                      issue our notice of mandatory exchange,
                                      which must be at least 10 but not more
                                      than 30 days prior to the Call Date.

Final Call Notice Date............    October 20, 2006; provided that if October
                                      20, 2006 is not a Trading Day or if a
                                      Market Disruption Event occurs on such
                                      day, the Final Call Notice Date will be
                                      the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.........................    The day specified by us in our notice of
                                      mandatory exchange, on which we will
                                      deliver cash to DTC, as holder of the
                                      SPARQS, for mandatory exchange, which day may be any scheduled Trading Day on or after May 1, 2006 or the Maturity Date
                                      (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price........................    The Call Price with respect to any Call
                                      Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments, including accrued and unpaid interest payable on the Call Date), discounted to the Original
                                      Issue Date from the applicable payment
                                      date at the Yield to Call rate of 22% per annum, computed on the basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                      The table of indicative Call Prices set
                                      forth below illustrates what the Call
                                      Price per SPARQS would be if we were to
                                      call the SPARQS on May 1, 2006 (which is the earliest date on which we may call the SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                      Call Date                     Call Price
                                      ---------------------------   ----------
                                      May 1, 2006................    $20.6982
                                      August 1, 2006.............    $21.3135
                                      November 1, 2006...........    $21.9598

                                      The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the SPARQS on any scheduled Trading Day on or after May 1, 2006 or on the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                      For more information regarding the
                                      determination of the Call Price and
                                      examples of how the Call Price is
                                      calculated in certain hypothetical
                                      scenarios, see Annex A to this pricing
                                      supplement.

Yield to Call.....................    The Yield to Call on the SPARQS is 22% per
                                      annum, which means that the annualized
                                      rate of return that you will receive on
                                      the Issue Price of the SPARQS if we call the SPARQS will be 22%. The calculation of the Yield to Call takes into account the Issue Price of the SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price. If we call the SPARQS on any particular Call Date, the Call
                                      Price will be an amount so that the Yield to Call on the SPARQS to but excluding the Call Date will be 22% per annum. See Annex
                                      A to this pricing supplement.

Exchange at the Maturity
  Date............................    Unless we have called the SPARQS or their
                                      maturity has accelerated, at the scheduled
                                      Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $19.55 principal amount of each SPARQS as payment for, and will deliver, a number of shares of Valero Energy Stock at the Exchange
                                      Ratio.

                                      We shall, or shall cause the Calculation
                                      Agent to, (i) provide written notice to
                                      the Trustee and to DTC, on or prior to
                                      10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of Valero Energy Stock to be delivered with respect to the $19.55 principal amount of each SPARQS and (ii) deliver such shares of Valero Energy Stock (and cash in respect of interest and any fractional shares of Valero Energy Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                      If the maturity of the SPARQS is
                                      accelerated because of a Price Event
                                      Acceleration (as described under "--Price
                                      Event Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange

                                      Calculation in Case of an Event of
                                      Default" below), we shall provide such
                                      notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (ii) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration..........    If on any two consecutive Trading Days
                                      during the period prior to and ending on the third Business Day immediately preceding the Maturity Date, the product of the Closing Price of Valero Energy
                                      Stock and the Exchange Ratio is less than $.40, the Maturity Date of the SPARQS will be deemed to be accelerated to the third
                                      Business Day immediately following such
                                      second Trading Day (the "date of
                                      acceleration"). At the current Exchange
                                      Ratio of 0.20, a Price Event Acceleration will occur if the closing price of Valero
                                      Energy Stock is less than $2.00 for two
                                      consecutive Trading Days. See "--Exchange
                                      Ratio" below. Upon such acceleration, with respect to the $19.55 principal amount of each SPARQS, we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                        o   a number of shares of Valero Energy
                                            Stock at the then current Exchange
                                            Ratio; and

                                        o   accrued but unpaid interest to but
                                            excluding the date of acceleration
                                            plus an amount of cash, as
                                            determined by the Calculation Agent,
                                            equal to the sum of the present
                                            values of the remaining scheduled
                                            payments of interest on the SPARQS
                                            (excluding any portion of such
                                            payments of interest accrued to the
                                            date of acceleration) discounted to
                                            the date of acceleration at the
                                            yield that would be applicable to a
                                            non-interest bearing, senior
                                            unsecured debt obligation of ours
                                            with a comparable term.

                                      We expect such shares and cash will be
                                      distributed to investors on the date of
                                      acceleration in accordance with the
                                      standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                      Investors will not be entitled to receive the return of the $19.55 principal amount of each SPARQS upon a Price Event Acceleration.

No Fractional Shares..............    Upon delivery of the SPARQS to the Trustee
                                      at maturity, we will deliver the aggregate number of shares of Valero Energy Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Valero Energy Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Valero
                                      Energy Stock as determined by the
                                      Calculation Agent as of the second
                                      scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio....................    0.20 shares of Valero Energy Stock,
                                      subject to adjustment for certain
                                      corporate events relating to Valero Energy
                                      Stock. See "--Antidilution Adjustments"
                                      below.

Closing Price.....................    The Closing Price for one share of Valero
                                      Energy Stock (or one unit of any other
                                      security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                        o   if Valero Energy Stock (or any such
                                            other security) is listed or
                                            admitted to trading on a national
                                            securities exchange, the last
                                            reported sale price, regular way, of
                                            the principal trading session on
                                            such day on the principal United
                                            States securities exchange
                                            registered under the Securities
                                            Exchange Act of 1934, as amended
                                            (the "Exchange Act"), on which
                                            Valero Energy Stock (or any such
                                            other security) is listed or
                                            admitted to trading,

                                        o   if Valero Energy Stock (or any such
                                            other security) is a security of the
                                            Nasdaq National Market (and provided
                                            that the Nasdaq National Market is
                                            not then a national securities
                                            exchange), the Nasdaq official
                                            closing price published by The
                                            Nasdaq Stock Market, Inc. on such
                                            day, or

                                        o   if Valero Energy Stock (or any such
                                            other security) is neither listed or
                                            admitted to trading on any national
                                            securities exchange nor a security
                                            of the Nasdaq National Market but is
                                            included in the OTC Bulletin Board
                                            Service (the "OTC Bulletin Board")
                                            operated by the National Association
                                            of Securities Dealers, Inc. (the
                                            "NASD"), the last reported sale
                                            price of the principal trading
                                            session on the OTC Bulletin Board on
                                            such day.

                                      If Valero Energy Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of Valero Energy Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for Valero Energy Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for Valero Energy Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day.......................    A day, as determined by the Calculation
                                      Agent, on which trading is generally
                                      conducted on the New York Stock Exchange,
                                      Inc. ("NYSE"), the AMEX, the Nasdaq
                                      National Market, the Chicago Mercantile
                                      Exchange and the Chicago Board of Options
                                      Exchange and in the over-the-counter
                                      market for equity securities in the United
                                      States.

Book Entry Note or
   Certificated Note..............    Book Entry. The SPARQS will be issued in
                                      the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and
                                      "Form of Securities--Global
                                      Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or
  Subordinated Note...............    Senior

Trustee...........................    JPMorgan Chase Bank, N.A. (formerly known
                                      as JPMorgan Chase Bank)

Agent.............................    MS & Co.

Calculation Agent.................    MS & Co.

                                      All determinations made by the Calculation
                                      Agent will be at the sole discretion of
                                      the Calculation Agent and will, in the
                                      absence of manifest error, be conclusive for all purposes and binding on you, the Trustee, and us.

                                      All calculations with respect to the
                                      Exchange Ratio and Call Price for the
                                      SPARQS will be made by the Calculation
                                      Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                      Because the Calculation Agent is our
                                      affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution
                                      Adjustments" and "--Market Disruption
                                      Event" below and "--Price Event
                                      Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments..........    The Exchange Ratio will be adjusted as
                                      follows:

                                      1. If Valero Energy Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Valero Energy Stock.

                                      2. If Valero Energy Stock is subject (i) to a stock dividend (issuance of additional shares of Valero Energy Stock) that is given ratably to all holders of shares of Valero Energy Stock or (ii) to a distribution of Valero Energy Stock as a result of the triggering of any provision of the corporate charter of Valero Energy, then once the dividend has become effective and Valero Energy Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Valero Energy Stock and (ii) the prior Exchange Ratio.

                                      3. If Valero Energy issues rights or
                                      warrants to all holders of Valero Energy
                                      Stock to subscribe for or purchase Valero
                                      Energy Stock at an exercise price per
                                      share less than the Closing Price of
                                      Valero Energy Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Valero Energy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Valero Energy Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Valero Energy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Valero Energy Stock which the aggregate offering price of the total number of shares of Valero Energy Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                      4. There will be no adjustments to the
                                      Exchange Ratio to reflect cash dividends or other distributions paid with respect to Valero Energy Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary
                                      Dividend" means each of (a) the full
                                      amount per share of Valero Energy Stock of any cash dividend or special dividend or distribution that is identified by Valero Energy as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Valero Energy as an extraordinary or special dividend or distribution) distributed per share of Valero Energy Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Valero Energy Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of Valero Energy Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Valero Energy Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of Valero Energy Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Valero Energy Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Valero Energy Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Valero Energy Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause
                                      (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                      5. Any of the following shall constitute a Reorganization Event: (i) Valero Energy Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by Valero Energy, (ii) Valero Energy has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) Valero Energy completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) Valero Energy is liquidated, (v) Valero Energy issues to all of its shareholders equity securities of an issuer other than Valero Energy (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "spinoff stock") or (vi) Valero Energy Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of Valero Energy Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to the $19.55 principal amount of each SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the Exchange Ratio will be determined in accordance with the following:

                                          (a) if Valero Energy Stock continues
                                          to be outstanding, Valero Energy Stock
                                          (if applicable, as reclassified upon
                                          the issuance of any tracking stock) at
                                          the Exchange Ratio in effect on the
                                          third Trading Day prior to the
                                          scheduled Maturity Date (taking into
                                          account any adjustments for any
                                          distributions described under clause
                                          (c)(i) below); and

                                          (b) for each Marketable Security
                                          received in such Reorganization Event
                                          (each a "New Stock"), including the
                                          issuance of any tracking stock or
                                          spinoff stock or the receipt of any
                                          stock received in exchange for Valero
                                          Energy Stock, the number of shares of
                                          the New Stock received with respect to
                                          one share of Valero Energy Stock
                                          multiplied by the Exchange Ratio for
                                          Valero Energy Stock on the Trading Day
                                          immediately prior to the effective
                                          date of the Reorganization Event (the
                                          "New Stock Exchange Ratio"), as
                                          adjusted to the
                                          third Trading Day prior to the
                                          scheduled Maturity Date (taking into
                                          account any adjustments for
                                          distributions described under clause
                                          (c)(i) below); and

                                          (c) for any cash and any other
                                          property or securities other than
                                          Marketable Securities received in such
                                          Reorganization Event (the "Non-Stock
                                          Exchange Property"),

                                              (i) if the combined value of the
                                              amount of Non-Stock Exchange
                                              Property received per share of
                                              Valero Energy Stock, as determined
                                              by the Calculation Agent in its
                                              sole discretion on the effective
                                              date of such Reorganization Event
                                              (the "Non-Stock Exchange Property
                                              Value"), by holders of Valero
                                              Energy Stock is less than 25% of
                                              the Closing Price of Valero Energy
                                              Stock on the Trading Day
                                              immediately prior to the effective
                                              date of such Reorganization Event,
                                              a number of shares of Valero
                                              Energy Stock, if applicable, and
                                              of any New Stock received in
                                              connection with such
                                              Reorganization Event, if
                                              applicable, in proportion to the
                                              relative Closing Prices of Valero
                                              Energy Stock and any such New
                                              Stock, and with an aggregate value
                                              equal to the Non-Stock Exchange
                                              Property Value multiplied by the
                                              Exchange Ratio in effect for
                                              Valero Energy Stock on the Trading
                                              Day immediately prior to the
                                              effective date of such
                                              Reorganization Event, based on
                                              such Closing Prices, in each case
                                              as determined by the Calculation
                                              Agent in its sole discretion on
                                              the effective date of such
                                              Reorganization Event; and the
                                              number of such shares of Valero
                                              Energy Stock or any New Stock
                                              determined in accordance with this
                                              clause (c)(i) will be added at the
                                              time of such adjustment to the
                                              Exchange Ratio in subparagraph (a)
                                              above and/or the New Stock
                                              Exchange Ratio in subparagraph (b)
                                              above, as applicable, or

                                              (ii) if the Non-Stock Exchange
                                              Property Value is equal to or
                                              exceeds 25% of the Closing Price
                                              of Valero Energy Stock on the
                                              Trading Day immediately prior to
                                              the effective date relating to
                                              such Reorganization Event or, if
                                              Valero Energy Stock is surrendered
                                              exclusively for Non-Stock Exchange
                                              Property (in each case, a
                                              "Reference Basket Event"), an
                                              initially equal-dollar weighted
                                              basket of three Reference Basket
                                              Stocks (as defined below) with an
                                              aggregate value on the effective
                                              date of such Reorganization Event
                                              equal to the Non-Stock Exchange
                                              Property Value multiplied by the
                                              Exchange Ratio in effect for
                                              Valero Energy Stock on the Trading
                                              Day immediately prior to the
                                              effective date of such
                                              Reorganization Event. The
                                              "Reference Basket Stocks" will be
                                              the three stocks with the largest
                                              market capitalization among the
                                              stocks that then comprise the S&P
                                              500 Index (or, if publication of
                                              such index is discontinued, any
                                              successor or substitute index
                                              selected by the Calculation Agent
                                              in its sole discretion) with the
                                              same primary Standard Industrial
                                              Classification Code ("SIC Code")
                                              as Valero Energy; provided,
                                              however, that a Reference Basket
                                              Stock will not include any stock
                                              that is subject to a trading
                                              restriction under the trading
                                              restriction policies of Morgan
                                              Stanley or any of its affiliates
                                              that would materially limit the
                                              ability of Morgan Stanley or any
                                              of its affiliates to hedge the
                                              SPARQS with respect to such stock
                                              (a "Hedging Restriction");
                                              provided further that if three
                                              Reference Basket Stocks cannot be
                                              identified from the S&P 500 Index
                                              by primary SIC Code for which a
                                              Hedging Restriction does not
                                              exist, the remaining Reference
                                              Basket Stock(s) will be selected
                                              by the Calculation Agent from the
                                              largest market capitalization
                                              stock(s) within the same Division
                                              and Major Group classification
                                              (as defined by the Office of
                                              Management and Budget) as the
                                              primary SIC Code for Valero
                                              Energy. Each Reference Basket
                                              Stock will be assigned a Basket
                                              Stock Exchange Ratio equal to the
                                              number of shares of such
                                              Reference Basket Stock with a
                                              Closing Price on the effective
                                              date of such Reorganization Event
                                              equal to the product of (a) the
                                              Non-Stock Exchange Property
                                              Value, (b) the Exchange Ratio in
                                              effect for Valero Energy Stock on
                                              the Trading Day immediately prior
                                              to the effective date of such
                                              Reorganization Event and (c)
                                              0.3333333.

                                      Following the allocation of any
                                      Extraordinary Dividend to Reference Basket
                                      Stocks pursuant to paragraph 4 above or
                                      any Reorganization Event described in this paragraph 5, the amount payable upon exchange at maturity with respect to the $19.55 principal amount of each SPARQS will be the sum of:

                                       (x) if applicable, Valero Energy Stock
                                           at the Exchange Ratio then in effect;
                                           and

                                       (y) if applicable, for each New Stock,
                                           such New Stock at the New Stock
                                           Exchange Ratio then in effect for
                                           such New Stock; and

                                       (z) if applicable, for each Reference
                                           Basket Stock, such Reference Basket
                                           Stock at the Basket Stock Exchange
                                           Ratio then in effect for such
                                           Reference Basket Stock.

                                      In each case, the applicable Exchange
                                      Ratio (including for this purpose, any New
                                      Stock Exchange Ratio or Basket Stock
                                      Exchange Ratio) will be determined by the Calculation Agent on the third Trading Day prior to the scheduled Maturity Date.

                                      For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                      Following the occurrence of any
                                      Reorganization Event referred to in
                                      paragraphs 4 or 5 above, (i) references to "Valero Energy Stock" under "--No Fractional Shares," "--Closing Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "Valero Energy Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of Valero Energy Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                      If a Reference Basket Event occurs, we
                                      shall, or shall cause the Calculation
                                      Agent to, provide written notice to the
                                      Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                      No adjustment to any Exchange Ratio
                                      (including for this purpose, any New Stock
                                      Exchange Ratio or Basket Stock Exchange
                                      Ratio) will be required unless such
                                      adjustment would require a change of at
                                      least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                      No adjustments to the Exchange Ratio or
                                      method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of Valero Energy Stock, including, without limitation, a partial tender or exchange offer for Valero Energy Stock.

                                      The Calculation Agent shall be solely
                                      responsible for the determination and
                                      calculation of any adjustments to the
                                      Exchange Ratio, any New Stock Exchange
                                      Ratio or Basket Stock Exchange Ratio or
                                      method of calculating the Exchange
                                      Property Value and of any related
                                      determinations and calculations with
                                      respect to any distributions of stock,
                                      other securities or other property or
                                      assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error. The Calculation Agent will provide information as to any adjustments to the Exchange Ratio, or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraph 5 above, upon written request by any investor in the SPARQS.

Market Disruption Event...........    Market Disruption Event means, with
                                      respect to Valero Energy Stock:

                                         (i) a suspension, absence or material
                                             limitation of trading of Valero
                                             Energy Stock on the primary market
                                             for Valero Energy Stock for more
                                             than two hours of trading or during
                                             the one-half hour period preceding
                                             the close of the principal trading
                                             session in such market; or a
                                             breakdown or failure in the price
                                             and trade reporting systems of the
                                             primary market for Valero Energy
                                             Stock as a result of which the
                                             reported trading prices for Valero
                                             Energy Stock during the last
                                             one-half hour preceding the close
                                             of the principal trading session in
                                             such market are materially
                                             inaccurate; or the suspension,
                                             absence or material limitation of
                                             trading on the primary market for
                                             trading in options contracts
                                             related to Valero Energy Stock, if
                                             available, during the one-half hour
                                             period preceding the close of the
                                             principal trading session in the
                                             applicable market, in each case as
                                             determined by the Calculation Agent
                                             in its sole discretion; and

                                         (ii) a determination by the Calculation
                                             Agent in its sole discretion that
                                             any event described in clause (i)
                                             above materially interfered with
                                             our ability or the ability of any
                                             of our affiliates to unwind or
                                             adjust all or a material portion of
                                             the hedge with respect to the
                                             SPARQS.

                                      For purposes of determining whether a
                                      Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,
                                      (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Valero Energy Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Valero Energy Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Valero Energy Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
   in Case of an Event of
   Default........................    In case an event of default with respect
                                      to the SPARQS shall have occurred and be continuing, the amount declared due and payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                      Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of Valero
                                      Energy Stock (and/or the value of any
                                      Exchange Property) as of the date of such acceleration and (y) the then current
                                      Exchange Ratio and (ii) the Call Price
                                      calculated as though the date of
                                      acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration;
                                      provided that if we have called the SPARQS in accordance with the Morgan Stanley Call
                                      Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Valero Energy Stock;
   Public Information.............    Valero Energy is an oil refining and
                                      marketing company that owns and operates refineries in the United States, Canada and the island of Aruba. Valero Energy
                                      Stock is registered under the Exchange
                                      Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the
                                      Commission. Information provided to or
                                      filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington,
                                      D.C. 20549, and copies of such material
                                      can be obtained from the Public Reference
                                      Section of the Commission, 100 F Street,
                                      N.E., Washington, D.C. 20549, at
                                      prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Valero
                                      Energy pursuant to the Exchange Act can be located by reference to Commission file number 001-13175. In addition, information regarding Valero Energy may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                      This pricing supplement relates only to
                                      the SPARQS offered hereby and does not
                                      relate to Valero Energy Stock or other
                                      securities of Valero Energy. We have
                                      derived all disclosures contained in this pricing supplement regarding Valero Energy from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Valero Energy. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Valero Energy is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Valero Energy Stock (and therefore the price of Valero Energy Stock at the time we priced the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Valero Energy could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                      Neither we nor any of our affiliates makes any representation to you as to the performance of Valero Energy Stock.

                                      We and/or our affiliates may presently or from time to time engage in business with Valero Energy, including extending loans to, or making equity investments in, Valero Energy or providing advisory services to Valero Energy, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Valero Energy, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to Valero Energy, and the reports may or may not recommend that investors buy or hold Valero Energy Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Valero Energy as in your judgment is appropriate to make an informed decision with respect to an investment in Valero Energy Stock.

                                      Historical Information............ The
                                      following table sets forth the published high and low Closing Prices and dividends paid for Valero Energy Stock during 2002, 2003, 2004 and 2005 through October 24, 2005. The Closing Price of Valero Energy Stock on October 24, 2005 was $97.75. We obtained the Closing Prices and other information below from Bloomberg Financial Markets, without independent verification. You should not take the historical prices of Valero Energy Stock as an indication of future performance. The price of Valero Energy Stock may decrease so that at maturity you will receive an amount of Valero Energy Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of Valero Energy Stock will increase so that at maturity you will receive an amount of Valero Energy Stock worth more than the principal amount of the SPARQS. To the extent that the Closing Price at maturity of shares of Valero Energy Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                                 High     Low   Dividends
                                                               -------- ------- ---------
                                      (CUSIP 91913Y100)
                                      2002
                                      First Quarter...........  $24.76   $19.35    $.05
                                      Second Quarter..........   24.53    18.09     .05
                                      Third Quarter...........   19.00    13.24     .05
                                      Fourth Quarter..........   18.79    11.73     .05

                                      2003
                                      First Quarter...........   20.93    16.55     .05
                                      Second Quarter..........   20.94    17.78     .05
                                      Third Quarter...........   20.04    17.77     .05
                                      Fourth Quarter..........   23.40    18.90     .06

                                      2004
                                      First Quarter...........   30.41    23.01     .06
                                      Second Quarter..........   37.15    28.16     .075
                                      Third Quarter...........   40.11    32.18     .075
                                      Fourth Quarter  ........   47.63    39.99     .08

                                      2005
                                      First Quarter...........   73.86    42.16     .08
                                      Second Quarter..........   80.95    60.66     .10
                                      Third Quarter...........  116.12    79.72     .10
                                      Fourth Quarter
                                         (through October 24,
                                         2005)................  116.06    92.95      --

                                      Historical prices with respect to the
                                      common stock of Valero Energy have been
                                      adjusted for a 2-for-1 stock split which was distributed in the fourth quarter of 2004, but have not been adjusted for a 2-for-1 stock split that was declared by Valero Energy on September 15, 2005 and is expected to be payable in December 2005. We make no representation as to the amount of dividends, if any, that Valero Energy will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Valero Energy Stock.

Use of Proceeds and Hedging.......    The net proceeds we receive from the sale
                                      of the SPARQS will be used for general
                                      corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. The original issue price of the SPARQS includes the Agent's
                                      Commissions (as shown on the cover page of this pricing supplement) paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                      On the date of this pricing supplement we, through our subsidiaries or others, hedged our anticipated exposure in connection with the SPARQS by taking positions in Valero Energy Stock and in options contracts on Valero Energy Stock listed on major securities markets. Such purchase activity could potentially have increased the price of Valero Energy Stock, and, accordingly, have increased the issue price of the SPARQS and, therefore, the price at which Valero Energy Stock must close before you would receive at maturity an amount of Valero Energy Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Valero Energy Stock, options contracts on Valero Energy Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of Valero Energy Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
   Concerning Plan of
   Distribution...................    Under the terms and subject to the
                                      conditions contained in the U.S.
                                      distribution agreement referred to in the prospectus supplement under "Plan of
                                      Distribution," the Agent, acting as
                                      principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement.
                                      The Agent proposes initially to offer the SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date. The Agent may allow a concession not in excess of $.3177 per SPARQS to other dealers. After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                      We expect to deliver the SPARQS against
                                      payment therefor in New York, New York on October 31, 2005, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                      In order to facilitate the offering of
                                      the SPARQS, the Agent may engage in
                                      transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Valero Energy Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or Valero Energy Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the SPARQS. See "--Use of Proceeds and Hedging" above.

ERISA Matters for
   Pension Plans
   and Insurance Companies........    Each fiduciary of a pension,
                                      profit-sharing or other employee benefit plan subject to the Employee Retirement
                                      Income Security Act of 1974, as amended
                                      ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                      In addition, we and certain of our
                                      subsidiaries and affiliates, including MS
                                      & Co. and Morgan Stanley DW Inc. (formerly
                                      Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                      The U.S. Department of Labor has issued
                                      five prohibited transaction class
                                      exemptions ("PTCEs") that may provide
                                      exemptive relief for direct or indirect
                                      prohibited transactions resulting from
                                      the purchase or holding of the SPARQS.
                                      Those class exemptions are PTCE 96-23
                                      (for certain transactions determined by
                                      in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                      Because we may be considered a party in
                                      interest with respect to many Plans, the SPARQS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the SPARQS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the SPARQS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                      Section 406 of ERISA or Section 4975 of
                                      the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or
                                      Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                      Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                      In addition to considering the
                                      consequences of holding the SPARQS,
                                      employee benefit plans subject to ERISA or insurance companies deemed to be investing ERISA plan assets (or other governmental or church plans subject to similar regulations, as described above) purchasing the SPARQS should also consider the possible implications of owning Valero Energy Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase, holding and disposition of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal
   Income Taxation................    The following summary is based on the
                                      advice of Davis Polk & Wardwell, our
                                      special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the SPARQS that purchase the SPARQS at the Issue Price and that will hold the SPARQS as capital assets within the meaning of
                                      Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). Additionally, except as pertains to the withholding tax described below under "--Non-U.S.
                                      Holders," the effect of the U.S. federal tax laws, including the effect of the U.S.
                                      federal estate tax laws, on an investment in the SPARQS by non-U.S. investors is not discussed. As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                      General

                                      Pursuant to the terms of the SPARQS and
                                      subject to the discussion below under
                                      "--Non-U.S. Holders," we and every
                                      investor in the SPARQS agree (in the
                                      absence of an administrative determination or judicial ruling to the contrary) to characterize a SPARQS for all tax purposes as a unit consisting of the following: (i) a terminable contract (the "Terminable Forward Contract") that (a) requires an investor in a SPARQS (subject to the Morgan Stanley Call Right) to purchase, and us to sell, for an amount equal to the Issue Price (the "Forward Price"), Valero Energy Stock at maturity and (b) allows us, upon exercise of the Morgan Stanley Call Right, to terminate the Terminable Forward Contract by returning to an investor the Deposit (as defined below) and paying to an investor an amount of cash equal to the difference between the Call Price and the Deposit; and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the investor's obligation to purchase Valero Energy Stock (the "Deposit"), which Deposit bears a quarterly compounded yield of 4.642% per annum, which yield is based on our cost of borrowing. Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investor's entry into the Terminable Forward Contract (the "Contract Fees"). We will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. Significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein.
                                      Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                      U.S. Holders

                                      As used herein, the term "U.S. Holder"
                                      means an owner of a SPARQS that is, for
                                      U.S. federal income tax purposes, (i) a
                                      citizen or resident of the United States,
                                      (ii) a corporation created or organized
                                      under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                      Tax Treatment of the SPARQS

                                      Assuming the characterization of the
                                      SPARQS and the allocation of the Issue
                                      Price as set forth above, Tax Counsel
                                      believes that the following U.S. federal income tax consequences should result.

                                      Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                      Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                      Settlement of the Terminable Forward
                                      Contract. Upon maturity of the Terminable
                                      Forward Contract, a U.S. Holder would,
                                      pursuant to the Terminable Forward
                                      Contract, be deemed to have applied the
                                      Forward Price toward the purchase of
                                      Valero Energy Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Valero Energy Stock received. With respect to any cash received upon maturity (other than in respect of any accrued Contract Fees or accrued but unpaid interest on the Deposit, which will be taxed as described above under "--Quarterly Payments on the SPARQS"), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                      With respect to any Valero Energy Stock
                                      received upon maturity, the U.S. Holder
                                      would have an adjusted tax basis in Valero
                                      Energy Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Valero Energy Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of Valero Energy Stock received, as of the Maturity Date. The holding period for any Valero Energy Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                      Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of Valero Energy

                                      Stock and (b) cash equal to the present
                                      value of the portion of the remaining
                                      scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract

                                      Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                      Assuming the characterization of the Price
                                      Event Acceleration described above, a U.S.
                                      Holder would, with respect to the price
                                      paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the unaccrued interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in Valero Energy Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                      Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                      Sale, Exchange or Early Retirement of the
                                      SPARQS. Upon a sale or exchange of a
                                      SPARQS prior to the maturity of the
                                      SPARQS, upon the retirement of a SPARQS
                                      prior to maturity pursuant to the Morgan
                                      Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                      Possible Alternative Tax Treatments of an
                                      Investment in the SPARQS

                                      Due to the absence of authorities that
                                      directly address the proper
                                      characterization of the SPARQS, no
                                      assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                      If the IRS were successful in asserting
                                      that the Contingent Payment Regulations
                                      applied to the SPARQS, the timing and
                                      character of income thereon would be
                                      significantly affected. Among other
                                      things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of Valero Energy Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                      Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the SPARQS. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                      Backup Withholding and Information
                                      Reporting

                                      Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, a U.S. Holder may also be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                      Non-U.S. Holders

                                      This section only applies to you if you
                                      are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a SPARQS that is for U.S. federal income tax purposes:

                                         o   a nonresident alien individual;

                                         o   a foreign corporation; or

                                         o   a foreign trust or estate.

                                      Notwithstanding the treatment of the
                                      SPARQS as a unit consisting of a
                                      Terminable Forward Contract and a Deposit, significant aspects of the tax treatment of the SPARQS are uncertain. Accordingly, any quarterly payments on the SPARQS made to a Non-U.S. Holder generally will be withheld upon at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an "other income" or similar provision. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of a SPARQS must comply with certification requirements to establish that it is not a United States person and is eligible for a reduction of or an exemption from withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you are urged to consult your own tax advisor regarding the tax treatment of the SPARQS, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of May 1, 2006, June 30, 2006 and November 1, 2006 (the scheduled Maturity Date) based on the following terms:

     o    Original Issue Date: October 31, 2005

     o Interest Payment Dates: February 1, 2006, May 1, 2006, August 1, 2006 and the Maturity Date

     o Yield to Call: 22% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $19.55 per SPARQS

     o    Interest Rate: 9% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the Yield to Call rate of 22% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                              1
         Discount Factor = ------     where x is the number of years from the Original Issue Date to and
                           1.22(x),   including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of May 1, 2006 is $.8210 ($.4230 + $.3980).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of May 1, 2006, the present value of the Call Price is $18.7290 ($19.5500 - $.8210).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of May 1, 2006, the Call Price is therefore $20.6982, which is the amount that if paid on May 1, 2006 has a present value on the Original Issue Date of $18.7290, based on the applicable Discount Factor.

                                      o o o

The Call Prices calculated in the following tables are based upon the terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.

                                                      Call Date of May 1, 2006
                                                      -------------------------

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                                                                                                         of Cash
                                          Accrued but                                                                    Received
                                            Unpaid                                Days from   Years from    Discount    on Payment
                       Issue    Interest   Interest       Call       Total Cash    Original    Original     Factor at     Date at
                       Price    Payments  Received on    Price       Received on    Issue     Issue Date    Yield to     Yield to
    Payment Date       Paid     Received   Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)   Call(3)       Call
-------------------   --------  --------  -----------  -----------  ------------  ---------  -------------  ---------   -----------
October 31, 2005      ($19.55)      --          --         --              --          0         .00000      100.000%          --

February 1, 2006           --    $.4448         --         --           $.4448        91         .25278       95.098%       $.4230

Call Date (May 1, 2006)    --       --       $.4399        --           $.4399       181         .50278       90.486%       $.3980

Call Date (May 1, 2006)    --       --          --      $20.6982      $20.6982       181         .50278       90.486%     $18.7290

Total amount received on the Call Date: $21.1381                                                               Total:     $19.5500

Total amount received over the term of the SPARQS: $21.5829

------------------

(1) The Call Price of $20.6982 is the dollar amount that has a present value of $18.7290, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 22% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.55.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------, where x is Years from Original Issue Date to
                       1.22(x) and including the applicable payment date.

                                                     Call Date of June 30, 2006
                                                     --------------------------

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                                                                                                         of Cash
                                          Accrued but                                                                    Received
                                            Unpaid                                Days from   Years from    Discount    on Payment
                       Issue    Interest   Interest       Call       Total Cash    Original    Original     Factor at     Date at
                       Price    Payments  Received on    Price       Received on    Issue     Issue Date    Yield to     Yield to
    Payment Date       Paid     Received   Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)   Call(3)       Call
-------------------   --------  --------  -----------  -----------  ------------  ---------  -------------  ---------   -----------
October 31, 2005      ($19.55)      --          --           --           --           0         .00000      100.000%         --

February 1, 2006          --     $.4448         --           --         $.4448        91         .25278       95.098%      $.4230

May 1, 2006               --     $.4399         --           --         $.4399       181         .50278       90.486%      $.3980

Call Date (June 30, 2006) --        --       $.2884          --         $.2884       240         .66667       87.584%      $.2526

Call Date (June 30, 2006) --        --          --       $21.0956     $21.0956       240         .66667       87.584%    $18.4764

Total amount received on the Call Date: $21.3840                                                              Total:     $19.5500

Total amount received over the term of the SPARQS: $22.2687

------------------

(1) The Call Price of $21.0956 is the dollar amount that has a present value of $18.4764, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 22% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.55.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------, where x is Years from Original Issue Date to
                       1.22(x) and including the applicable payment date.

                                            Call Date of November 1, 2006 (Maturity Date)
                                            ---------------------------------------------

                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                                                                                                         of Cash
                                          Accrued but                                                                    Received
                                            Unpaid                                Days from   Years from    Discount    on Payment
                       Issue    Interest   Interest       Call       Total Cash    Original    Original     Factor at     Date at
                       Price    Payments  Received on    Price       Received on    Issue     Issue Date    Yield to     Yield to
    Payment Date       Paid     Received   Call Date   Received(1)  Payment Date   Date(2)   (Days(2)/360)   Call(3)       Call
-------------------   --------  --------  -----------  -----------  ------------  ---------  -------------  ---------   -----------
October 31, 2005      ($19.55)      --          --          --            --            0         .00000     100.000%        --

February 1, 2006          --     $.4448         --          --          $.4448         91         .25278      95.098%      $.4230

May 1, 2006               --     $.4399         --          --          $.4399        181         .50278      90.486%      $.3980

August 1, 2006            --     $.4399         --          --          $.4399        271         .75278      86.097%      $.3787

Call Date
  (November 1, 2006)      --        --       $.4399         --          $.4399        361        1.00278      81.922%      $.3604

Call Date
  (November 1, 2006)      --        --          --      $21.9598      $21.9598        361        1.00278      81.922%    $17.9899

Total amount received on the Call Date: $22.3997                                                              Total:     $19.5500

Total amount received over the term of the SPARQS: $23.7243

------------------

(1) The Call Price of $21.9598 is the dollar amount that has a present value of $17.9899 has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 22% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $19.55.

(2)  Based upon a 360-day year of twelve 30-day months.

                          1
(3)  Discount Factor = ------, where x is Years from Original Issue Date to
                       1.22(x) and including the applicable payment date.